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                                                                    Exhibit 23.1




                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 17, 1997, except for the first paragraph of Note 8, as to which the date is August 7, 1997, in the Registration Statement (Form SB-2 No. 333-_________) and related Prospectus of ZymeTx, Inc. for the registration of 2,645,000 shares of its common stock.



                                                        ERNST & YOUNG LLP

Oklahoma City, Oklahoma
August 12, 1997